EXHIBIT 10.37


                  SUPPLEMENT TO SUBSIDIARY GUARANTEE AGREEMENT
                  --------------------------------------------

                                    SUPPLEMENT NO. 12 dated as of February 7,
                           2005, to the SUBSIDIARY GUARANTEE AGREEMENT dated as of December 16, 1999, among each of the subsidiaries listed on Schedule I thereto (each such subsidiary individually, a "SUBSIDIARY GUARANTOR" and collectively, the "SUBSIDIARY GUARANTORS") of CROSS COUNTRY HEALTHCARE, INC. (f/k/a Cross Country, Inc.), a Delaware corporation (the "BORROWER"), and CITICORP USA, INC. ("CITICORP"), as collateral agent (the "COLLATERAL AGENT") for the Obligees (as defined in the Credit Agreement referred to below).

         A. Reference is made to (a) the Credit Agreement dated as of July 29, 1999, as amended and restated as of December 16, 1999, March 16, 2001 and June 5, 2003 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lenders (as defined in Article I thereof), Citigroup Global Markets Inc., as sole bookrunner and joint lead arranger, Wachovia Securities LLC, as joint lead arranger (together with Citigroup Global Markets Inc., in such capacity, the "ARRANGERS"), Citicorp USA, Inc., as issuing bank (in such capacity, the "ISSUING BANK"), as swingline lender (in such capacity, the "SWINGLINE LENDER"), as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT") and as collateral agent for the Lenders (in such capacity the "COLLATERAL AGENT"), Wachovia Bank, National Association, as syndication agent (the "SYNDICATION Agent"), and General Electric Capital Corporation, Key Corporate Capital Inc., LaSalle Bank N.A. and SunTrust Bank, as documentation agents (the "DOCUMENTATION AGENTS") and
(b) the form of Subsidiary Guarantee Agreement annexed to the Credit Agreement as Exhibit G (as amended, supplemented or otherwise modified from time to time, the "SUBSIDIARY GUARANTEE AGREEMENT").

         B. Capitalized terms used and not otherwise defined herein are used with the meanings assigned to such terms in the Subsidiary Guarantee Agreement and the Credit Agreement.

         C. The Guarantors have entered into the Subsidiary Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary (other than any Foreign Subsidiary) that was not in existence or not a Subsidiary on the Original Closing Date is required to enter into the Subsidiary Guarantee Agreement as a Subsidiary Guarantor upon becoming a Subsidiary. Section 20 of the Subsidiary Guarantee Agreement provides that additional Subsidiaries may become Subsidiary Guarantors under the Subsidiary Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Company

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(the "NEW SUBSIDIARY GUARANTORS") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Subsidiary Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Collateral Agent and the New Subsidiary Guarantor agree as follows:

         SECTION 1. In accordance with Section 20 of the Subsidiary Guarantee Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Subsidiary Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary Guarantor hereby (a) agrees to all the terms and provisions of the Subsidiary Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "SUBSIDIARY GUARANTOR" or "Guarantor" in the Subsidiary Guarantee Agreement shall be deemed to include the New Subsidiary Guarantor. The Subsidiary Guarantee Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Subsidiary Guarantor represents and warrants to the Collateral Agent and the other Obligees that this Supplement has been duly authorized, executed and delivered by each of them and constitutes its legal, valid and binding obligation, enforceable against each of them in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Subsidiary Guarantee Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Subsidiary Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular


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jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Subsidiary Guarantee Agreement. All communications and notices hereunder to the New Subsidiary Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Company.

         SECTION 8. The New Subsidiary Guarantor agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Collateral Agent.

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         IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Collateral
Agent have duly executed this Supplement to the Subsidiary Guarantee Agreement as of the day and year first above written.

                                      MCVT, INC., a Delaware corporation,

                                           By   /s/ Susan Ball
                                                --------------------------------
                                                Name:    Susan Ball
                                                Title: Assistant Secretary

                                      Address:  6551 Park of Commerce Blvd, N.W.
                                                Boca Raton, Florida 33487


                                      CITICORP USA, INC., as Collateral Agent,

                                           By   /s/ Allen Fisher
                                                --------------------------------
                                                Name:    Allen Fisher
                                                Title: Vice President